Form of Award Notice
    Exhibit 10.36
THE PNC FINANCIAL SERVICES GROUP, INC.
2026 OMNIBUS EQUITY INCENTIVE PLAN
DIRECTORS DEFERRED STOCK UNIT PROGRAM
This Directors DSU Award Notice (this “Award Notice”) evidences the award of deferred stock units (each, a “DSU” or collectively, the “DSUs”) that has been granted to each of the individuals named on Exhibit A, attached hereto (each, a “Director”), by The PNC Financial Services Group, Inc. (the “Corporation”), subject to the terms of The PNC Financial Services Group, Inc. 2026 Omnibus Equity Incentive Plan (the “Plan”), this Award Notice and The PNC Financial Services Group, Inc. Directors Deferred Stock Unit Program (the “Program”), which is a sub-plan of the Plan. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Program and the Plan, as applicable.
The following summarizes the DSUs under the Program and the Plan:
DSU Award:    Each DSU entitles the Director to receive in the future one share of common stock of the Corporation, par value $5.00 per share, except as otherwise provided under the terms of the Program.
Date Issued:    [●]
Number of DSUs:    [●], subject to adjustment as provided under Section 8 of the Program and Section 15 of the Plan.
Payment of Award:    The payment terms are set forth in Section 6 of the Program.
As a general matter, the Director’s Share-settled DSUs will be paid out in Shares at the time of Retirement in a single lump sum as soon as administratively practicable (but no later than 30 days) after the date of Retirement. “Retirement” generally refers to the date of separation from service from the Corporation.
The DSUs are granted pursuant to the terms of this Award Notice and the Program and the Plan. With respect to the DSU Award, each Director is bound by all of the terms and conditions of this Award Notice, the Program and the Plan, which have been made available to each Director along with the Plan Prospectus. The DSU Award granted to each Director will result in a contract between the Director receiving the DSU Award and the Corporation with respect to the DSU Award.
Please refer to the Program, Plan and the Plan Prospectus for important information about the Program and DSUs, including tax considerations.
Dated:    [●]

Exhibit A
[●] Director DSU Award Recipients